UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the securities exchange act of 1934

Date of Report (Date of earliest event reported): February 24, 2022

RICE ACQUISITION CORP. II
(Exact name of registrant as specified in its charter)

Cayman Islands	001-40503	98-1580612
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 East Main Street, Second Story Carnegie, Pennsylvania 15106	15106
(Address of principal executive offices)	(Zip Code)

(713) 446-6259

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-fourth of one redeemable warrant	RONI U	The New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	RONI	The New York Stock Exchange
Warrants, exercisable for one Class A ordinary share at an exercise price of $11.50 per share	RONI WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 12, 2021, Rice Acquisition Corp. II (the “Company”) filed its Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2021 (the “Q3 2021 Form 10-Q”), which included in Note 2, Revision of Previously Issued Financial Statements (“Note 2”), a description of the revision to the Company’s classification of its Class A ordinary shares subject to redemption (the “Public Shares”) that were issued as part of the units sold in the its initial public offering (“IPO”). As described in Note 2, upon its IPO, the Company classified a portion of the Public Shares as permanent equity to maintain net tangible assets greater than $5,000,000 on the basis that the Company will consummate its initial business combination only if the Company has net tangible assets of at least $5,000,001. Subsequently, the Company’s management re-evaluated such conclusion and determined that the Public Shares included certain provisions that require such shares to be classified as temporary equity regardless of the minimum net tangible assets required to complete the Company’s initial business combination. As a result, management corrected the error by restating all Public Shares as temporary equity. This resulted in an adjustment to the initial carrying value of the Public Shares, with the offset recorded to additional paid-in capital (to the extent available), accumulated deficit and Class A ordinary shares. In connection with the change in presentation for the Public Shares, the Company revised its earnings per share calculation to allocate income and losses shared pro rata between the two classes of shares. This presentation differs from the previously presented method of earnings per share, which was similar to the two-class method.

At the time the Q3 2021 Form 10-Q was filed, the Company determined the changes described above were not qualitatively material to the Company’s previously issued financial statements and therefore did not restate its financial statements. Instead, the Company revised its previously issued financial statements in Note 2. However, upon further consideration, although the qualitative factors assessed tended to support a conclusion that the misstatements were not material, the Company determined that these factors were not strong enough to overcome the significant quantitative errors in its previously issued financial statements, and the Company should restate its previously issued financial statements.

As such, on February 24, 2022, the Audit Committee of the Company’s Board of Directors (the “Audit Committee”), after discussion with the Company’s management, concluded that the Company’s previously issued (i) audited balance sheet as of June 18, 2021, filed with the Securities and Exchange Commission (the “SEC”) as an exhibit to the Company’s Current Report on Form 8-K on June 24, 2021 (the “June 2021 Form 8-K”), (ii) unaudited interim financial statements as of and for the three months ended June 30, 2021 and for the period from February 2, 2021 (inception) through June 30, 2021 included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on August 12, 2021, and (iii) unaudited interim financial statements as of and for the three months ended September 30, 2021 and for the period from February 2, 2021 (inception) to September 30, 2021 included in the Q3 2021 Form 10-Q, filed with the SEC on November 12, 2021, should be restated to report all of the Public Shares as temporary equity, and as a result, such financial statements, as well as portions of any communication that describe or are based on such financial statements, should no longer be relied upon. The Company plans to restate such financial statements in an amendment to the Q3 2021 Form 10-Q and, with respect to the audited balance sheet filed as an exhibit to the June 2021 Form 8-K, in the Annual Report on Form 10-K for the period ended December 31, 2021. The restatement will not have an impact on the Company’s cash position or cash held in the trust account established in connection with the IPO.

The Audit Committee has discussed the matters disclosed in this Current Report on Form 8-K with WithumSmith+Brown, PC, the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICE ACQUISITION CORP. II

Date: February 24, 2022	By:	/s/ James Wilmot Rogers
		Name:	James Wilmot Rogers
		Title:	Chief Accounting Officer

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